Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated March 5, 2004 accompanying the consolidated financial statements and schedule of Intelli-Check, Inc. for the years ended December 31, 2003 and 2002 included in their 2004 Annual Report on Form 10-K which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."




/s/ GRANT THORNTON LLP
GRANT THORNTON LLP

New York, New York
September 29, 2005